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                                                                     Exhibit 4.1

                                 CERTIFICATE OF
                   VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER
                         AND VICE PRESIDENT, TREASURER
                            AND ASSISTANT SECRETARY
                     PURSUANT TO SECTIONS 201, 301 AND 303
                                OF THE INDENTURE

                                                           Dated: April 15, 2003

      The undersigned, ALAN H. LUND and PAMELA S. HENDRY, do hereby certify that they are the duly appointed and acting Vice Chairman and Chief Financial Officer and Vice President, Treasurer and Assistant Secretary, respectively, of INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation (the "Company"). Each of the undersigned also hereby certifies, pursuant to Sections 201, 301 and 303 of the Indenture, dated as of November 1, 2000 (the "Indenture"), between the Company and The Bank of New York, as Trustee, as amended, that:

      A. There has been established pursuant to resolutions duly adopted by the Board of Directors of the Company (a copy of such resolutions being attached hereto as Exhibit B) and by a Special Committee of the Board of Directors (a copy of such resolutions being attached hereto as Exhibit C) a series of Securities (as that term is defined in the Indenture) to be issued under the Indenture, with the following terms:

      1. The title of the Securities of the series is "ILFC Notes" (the "ILFC Notes").

      2. The limit upon the aggregate principal amount of the ILFC Notes which may be authenticated and delivered under the Indenture (except for ILFC Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other ILFC Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture) is $1,000,000,000. The Company
      may, without the consent of the Holders of the ILFC Notes, issue additional notes having the same ranking, interest rate, Stated Maturity, CUSIP number and terms as to status, redemption or otherwise as ILFC Notes that have been previously issued, in which event such notes and such previously issued ILFC Notes shall constitute one issue for all purposes under the Indenture including without limitation, amendments and waivers.

      3. The date on which the principal of each of the ILFC Notes is payable shall be any Business Day (as defined in the forms of Global Fixed Rate Note and Global Floating Rate Note attached hereto as Exhibit A and incorporated herein by reference) nine months or more from the date of issuance as determined from time to time by any one of Leslie L. Gonda, Steven F. Udvar-Hazy, Alan H. Lund, Pamela S. Hendry or Kurt Schwarz (each a "Designated Person").

      4. The rate at which each of the ILFC Notes shall bear interest shall be established by any one Designated Person, and may be either a fixed interest rate
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      (which may be zero) (hereinafter, a "Fixed Rate Note") or may vary from time to time in accordance with one of the interest rate formulas more fully described in Exhibit A hereto (hereinafter, a "Floating Rate Note") or otherwise as specified by a Designated Person.

      5. Unless otherwise specified by a Designated Person, the date from which interest shall accrue for each ILFC Note shall be the respective date of issuance of each of the ILFC Notes.

      6. The interest payment dates on which interest on a Fixed Rate Note shall be payable are as follows, unless otherwise specified by any Designated
      Person:

            a. For Fixed Rate Notes with interest payable monthly, the interest payment dates shall be the fifteenth day of each calendar month, commencing in the first succeeding calendar month following the month in which the Fixed Rate Note is issued.

            b. For Fixed Rate Notes with interest payable quarterly, the interest payment dates shall be the fifteenth day of every third month, commencing in the third succeeding calendar month following the month in which the Fixed Rate Note is issued.

            c. For Fixed Rate Notes with interest payable semi-annually, the interest payment dates shall be the fifteenth day of every sixth month, commencing in the sixth succeeding calendar month following the month in which the Fixed Rate Note is issued.

            d. For Fixed Rate Notes with interest payable annually, the interest payment dates shall be the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month in which the Fixed Rate Note is issued.

      7. The interest payment dates on which interest on a Floating Rate Note shall be payable are as follows, unless otherwise specified by any Designated Person:

            a. For Floating Rate Notes whose interest reset period is either daily, weekly or monthly, the interest payment dates shall be the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified by any Designated Person.

            b. For Floating Rate Notes whose interest reset period is quarterly, the interest payment dates shall be the third Wednesday of March, June, September and December of each year.


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            c. For Floating Rate Notes whose interest reset period is
      semi-annually, the interest payment dates shall be the third Wednesday of the two months of each year specified by any Designated Person.

            d. For Floating Rate Notes whose interest reset period is annually, the interest payment dates shall be the third Wednesday of the month specified by any Designated Person.

      8. The initial interest payment on each outstanding ILFC Note shall be made on the first interest payment date falling at least 15 days after the date the ILFC Note is issued unless otherwise specified by any Designated Person.

      9. The regular record dates for the interest payable on any Fixed Rate Note or any Floating Rate Note on any interest payment date shall be on the day 15 calendar days prior to any such interest payment date unless otherwise specified by any Designated Person.

      10. Interest on the Fixed Rate Notes shall be computed on the basis of a 360-day year of twelve (12) 30-day months. Interest on the Floating Rate Notes shall be computed on the basis set forth in Exhibit A hereto.

      11. The place or places where the principal (and premium, if any) and interest on ILFC Notes shall be payable is at the office of the Trustee, 101 Barclay Street, Ground Floor Window, New York, New York 10286, provided that payment of interest, other than at Stated Maturity (as defined in the Indenture) or upon redemption or repurchase, shall (i) in the case of certificated ILFC Notes, be made by check mailed to the address of the person entitled thereto at such address as shall appear in the Security Register (as defined in the Indenture) and (ii) be made by wire transfer of immediately available funds to the Depositary (as designated below), as holder of Global Securities (as defined in the Indenture).

      12. The date, if any, on which each ILFC Note may be redeemed at the option of the Company shall be established by any Designated Person.

      13. The terms under which any of the ILFC Notes shall be repaid as a result of the death of the beneficial owner thereof shall be as set forth in the forms of the Global Fixed Rate Note and Global Floating Rate Note attached hereto as Exhibit A and the obligation of the Company, if any, to repay any of the ILFC Notes upon the death of the beneficial owner of such ILFC Notes shall be established by any Designated Person.

      14. The ILFC Notes shall be issued in fully registered form in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

      15. The principal amount of the ILFC Notes shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 502 of the Indenture.


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      16. The ILFC Notes shall be issued as Global Securities under the
      Indenture, unless otherwise specified by any Designated Person, and The Depository Trust Company is hereby designated the Depositary under the Indenture for the ILFC Notes.

      17. The terms of the ILFC Notes include the provisions set forth in Exhibit A hereto.

      18. If specified by a Designated Person, ILFC Notes may be issued as original issue discount notes, as described in the Prospectus Supplement dated April 15, 2003 to the Prospectus dated April 15, 2003 relating to the ILFC Notes, including any subsequent amendments or supplements thereto.

      B. The forms of the Global Fixed Rate Notes and the Global Floating Rate Notes are attached hereto as Exhibit A.

      C. The Trustee is appointed as Paying Agent (as defined in the Indenture) and The Bank of New York is appointed as Calculation Agent.

      D. The foregoing form and terms of the ILFC Notes have been established in conformity with the provisions of the Indenture.

      E. Each of the undersigned has read the provisions of Sections 301 and 303 of the Indenture and the definitions relating thereto and the resolutions adopted by the Board of Directors of the Company and delivered herewith. In the opinion of each of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment, authentication and delivery of a series of Securities under the Indenture, designated as the ILFC Notes in this Certificate, have been complied with. In the opinion of each of the undersigned, all such conditions precedent have been complied with.

      F. The undersigned Assistant Secretary, by execution of this Certificate, thereby certifies the actions taken by the Special Committee of the Board of Directors of the Company in determining and setting the specific terms of the ILFC Notes, and hereby further certifies that attached hereto as Exhibits A, B, and C respectively, are the forms of certificates representing the Global Fixed Rate Notes and Global Floating Rate Notes as duly approved by the Special Committee of the Board of Directors of the Company, a copy of resolutions duly adopted by the Board of Directors of the Company as of September 24, 2002 and November 22, 2002 and a copy of resolutions duly adopted by the Special Committee of the Board of Directors as of April 15, 2003, pursuant to which the terms of the ILFC Notes set forth above have been established.

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      IN WITNESS WHEREOF, the undersigned have hereunto executed this
Certificate as of the date first above written.

                                          /s/ Alan H. Lund
                                       -----------------------------------------
                                       Alan H. Lund
                                       Vice Chairman and
                                       Chief Financial Officer

                                         /s/ Pamela S. Hendry
                                       -----------------------------------------
                                       Pamela S. Hendry
                                       Vice President, Treasurer and
                                       Assistant Secretary


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